Exhibit 10.2

AGREEMENT TO EXCHANGE

THIS AGREEMENT TO EXCHANGE (this “Agreement”) is entered into as of April 10, 2017, by and among UCP, Inc., a Delaware corporation (“UCP”), UCP, LLC, a Delaware limited liability company (the “Company”), and PICO Holdings, Inc., a California corporation (together with its subsidiaries other than the Company, “PICO”). Capitalized terms used but not otherwise defined herein shall have the respective meaning set forth in the Exchange Agreement (as defined below).

RECITALS

WHEREAS, PICO owns 10,593,000 Series A Units of the Company (the “LLC Units”);

WHEREAS, UCP, the Company and PICO are parties to that certain Exchange Agreement, dated as of July 23, 2013 (the “Exchange Agreement”), pursuant to which PICO (and certain permitted transferees) may exchange the LLC Units for shares of Class A common stock, par value $0.01 per share, of UCP (the “Class A Common Stock”);

WHEREAS, concurrently with the execution of this Agreement, Century Communities, Inc., a Delaware corporation, Casa Acquisition Corp., a Delaware corporation, and UCP are entering into an Agreement and Plan of Merger pursuant to which all of the issued and outstanding shares of Class A Common Stock will be cancelled and converted into the right to receive the consideration provided for therein (the “Merger”);

WHEREAS, pursuant to Section 2.1(b)(ii) of the Exchange Agreement, if UCP enters into an agreement to consummate a Business Combination or if any Person commences a tender offer or exchange offer for any of the outstanding shares of UCP’s stock, PICO shall be entitled to exchange the LLC Units for Class A Common Stock immediately prior to the closing of such Business Combination or the consummation of such tender offer or exchange offer, as applicable, in order for PICO to be able to receive the amount and type of consideration payable pursuant to such Business Combination to holders of Class A Common Stock or to allow PICO to participate in such tender offer or exchange offer, as applicable;

WHEREAS, the closing for any exchange occurring pursuant to Section 2.1(b)(ii) of the Exchange Agreement shall occur immediately prior to, but remain subject to the consummation immediately after of, the Business Combination, tender offer or exchange offer, as applicable, and such exchange shall be reversed immediately if such Business Combination, tender offer or exchange offer, as applicable, shall fail to be consummated after such exchange; and

WHEREAS, in connection with the Merger, the parties hereto desire to enter into this Agreement to provide for the exchange of all of the LLC Units into shares of Class A Common Stock pursuant to Section 2.1(b)(ii) of the Exchange Agreement, which exchange shall occur immediately prior to, but remain subject to the consummation immediately after of, the Merger, and such exchange shall be reversed immediately if the Merger shall fail to be consummated after such exchange.

NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. EXCHANGE REQUEST.

1.1 Pursuant to Section 2.1(b)(ii) of the Exchange Agreement, all of the LLC Units held by PICO shall be exchanged for shares of Class A Common Stock at the then applicable Exchange Rate (the “Exchange”), which Exchange shall occur immediately prior to, but remain subject to the consummation immediately after of, the Merger, and the Exchange shall be reversed immediately if the Merger shall fail to be consummated after the Exchange.

1.2 PICO hereby represents that it owns the LLC Units free and clear of all Liens, other than transfer restrictions imposed by or under applicable securities laws, the Exchange Agreement and the LLC Agreement.

2. UCP ACKNOWLEDGEMENT. By signing below, UCP and the Company hereby approve the Exchange and acknowledge and agree that the Exchange shall be permitted pursuant to the terms of the Exchange Agreement and as contemplated by Section 1 above, including, without limitation, that the conditions set forth in Sections 2.1(a)(iii), 2.1(a)(iv), 2.1(c) and 2.1(d) of the Exchange Agreement have been satisfied.

3. MISCELLANEOUS.

3.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assignees of the parties.

3.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to conflicts of law principles thereof.

3.3 Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

3.4 Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT TO EXCHANGE as of the date set forth in the first paragraph hereof.

UCP, INC.

By:	/s/ Dustin L. Bogue
Name:	Dustin L. Bogue
Title:	President & CEO

UCP, LLC

By: UCP, Inc., its Managing Member

By:	/s/ Dustin L. Bogue
Name:	Dustin L. Bogue
Title:	President & CEO

PICO HOLDINGS, INC.

By:	/s/ Max Webb
Name:	Max Webb
Title:	CEO & President

[Signature Page to Agreement to Exchange]